UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2013 (May 6, 2013)

THE WENDY'S COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Dave Thomas Blvd., Dublin, Ohio 43017
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (614) 764-3100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2013, The Wendy's Company (the “Company”) announced that Todd Penegor will join the Company in June, 2013. Following a transition period, Mr. Penegor will succeed Stephen E. Hare as Senior Vice President and Chief Financial Officer on September 1, 2013 and Mr. Hare will retire from the Company.

Background and Experience of Mr. Penegor

Mr. Penegor, age 47, has been a Vice President of the Kellogg Company and President of the U.S. Snacks division for the past 4½ years. He was also a member of Kellogg's North America leadership team and is the executive sponsor of the Kellogg African American Resource Group. Mr. Penegor joined Kellogg in 2000 as Senior Director, Global Financial Strategy and Planning. He was promoted to Vice President, Finance, Corporate Financial Planning in 2001. In February 2002, he was promoted to Vice President and Chief Financial Officer, Kellogg USA and in May 2002, was appointed Vice President and Chief Financial Officer for Kellogg's Snacks. In 2007, he was promoted to Vice President and Chief Financial Officer for Kellogg Europe.

Prior to joining Kellogg, Mr. Penegor spent 12 years with Ford Motor Company in various positions, including strategy, mergers and acquisitions, the controller's office and treasury.

Compensation for Mr. Penegor

Upon commencement of employment, Mr. Penegor will receive an annual base salary of $625,000, payable in accordance with the Company's normal payroll practices. Mr. Penegor's base salary will be subject to annual review by the Compensation Committee (the “Committee”) of the Company's Board of Directors.

Within 30 days after commencement of employment, the Company will pay Mr. Penegor a cash sign-on bonus of $250,000. If, prior to the first anniversary of commencement of employment, Mr. Penegor voluntarily terminates his employment or is terminated for cause, Mr. Penegor will be required to repay the after-tax portion of such bonus.

Mr. Penegor will participate in the Company's annual cash incentive compensation plan in effect for senior executives of the Company. Under such plan, Mr. Penegor will be eligible to receive a specified percentage of his base salary if targets and performance measures set by the Committee are achieved. Mr. Penegor's annual target cash incentive opportunity will be 75% of his annual base salary.

Upon commencement of employment, Mr. Penegor will be entitled to receive an award of restricted stock units with an award value equal to $1,270,000 and non-qualified stock options with a value equal to $130,000. The number of stock options and restricted stock units awarded will be based on award values on the date of grant determined in accordance with FASB ASC Topic 718.

Mr. Penegor will also be eligible to receive an equity award later in 2013 with an award value equal to $950,000 on the date on which the Performance Compensation Subcommittee (the “Subcommittee”) of the Committee grants awards to other senior executives of the Company. The Subcommittee will determine how the award will be allocated between stock options and such other forms of equity as the Subcommittee in its discretion determines.

Commencing in 2014, Mr. Penegor will be eligible for awards under the Company's annual long-term incentive award program in effect for other senior executives of the Company.

Mr. Penegor will also be entitled to benefits as are generally made available to other senior executives of the Company, including participation in health/medical and insurance programs and car allowance programs.

In the event that Mr. Penegor's employment is terminated by the Company without cause, he would be entitled to the following benefits:

One year of salary continuation without offset for subsequent employment from date of termination. These biweekly payments would also include installments of annual incentive paid for the year prior to the year of termination.

Second year of salary continuation, subject to offset for subsequent employment.

Prorated annual incentive payment for year of termination, payable when annual incentives are paid to other senior executives of the Company.

Unvested equity would vest pro rata (on a monthly basis) to the date of termination, unless terms of awards are more favorable. Any performance-based equity would be determined based on plan and award terms. Vested stock options would be exercisable for one year after the date of termination.

COBRA health and medical coverage can be continued for 18 months after date of termination, at Mr. Penegor's cost.

Lump sum cash payment of $30,000.

Compensation for Mr. Hare

In addition to specified compensation that Mr. Hare will be entitled to receive under the amended and restated letter agreement dated December 18, 2008 between Wendy's/Arby's Group, Inc. and Mr. Hare (the “2008 letter agreement”), a letter agreement dated as of March 22, 2011 between Wendy's/Arby's Group, Inc. and Mr. Hare (the “March 22 letter agreement”), and various equity award agreements between the Company or its predecessors and Mr. Hare, Mr. Hare will be entitled to the following compensation in consideration for agreeing to assist with the orderly transition of the Chief Financial Officer position through September 1, 2013.

All unvested shares of restricted stock awarded to Mr. Hare on August 3, 2011 (45,074 shares) will vest on September 1, 2013. In addition, the Company has agreed to waive its rights under the March 22 letter agreement to recover a pro rated after tax portion of the cash payment made to Mr. Hare in August, 2011 (which was paid in consideration of Mr. Hare consenting to relocating from Atlanta, Georgia to Dublin, Ohio in lieu of exercising his rights under the 2008 letter agreement).

Mr. Hare has also agreed to serve as a consultant to the Company from September 1, 2013 to January 1, 2014. In connection with this service as a consultant, Mr. Hare will be entitled to receive common stock issuable for restricted stock units awarded to Mr. Hare on January 1, 2012 that would have otherwise vested on January 1, 2014. The Company estimates the number of shares that will be issuable pursuant to this agreement to be approximately 21,000 shares. Mr. Hare will also be paid $12,500 per month for his services as a consultant.

Each of the compensation matters described above was approved by the Committee or Subcommittee after consideration of the importance of providing for the orderly transition of the Chief Financial Officer position.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY'S COMPANY

Date: May 10, 2013                By: /s/ Dana Klein                                                     Dana Klein
Senior Vice President - Corporate and Securities Counsel, and Assistant Secretary